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                                                                      exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Trust III of our report dated October 12, 2001 relating to the financial statements and financial highlights of Citi Cash Reserves appearing in the August 31, 2001 Annual Report of Citi Cash Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2001
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Trust III of our report dated October 12, 2001, relating to the financial statements and financial highlights of the Cash Reserves Portfolio appearing in the August 31, 2001 Annual Report of Citi Cash Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2001
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                          INDEPENDENT AUDITORS' CONSENT


To the Trustees and Investors of
U.S. Treasury Reserves Portfolio and
Tax Free Reserves Portfolio and
The Trustees and Shareholders of
Citi U.S. Treasury Reserves;
Citi Tax Free Reserves; and
CitiFunds Trust III:


We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our reports dated October 12, 2001, on the statements of assets and liabilities for U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio, Citi U.S. Treasury Reserves, Citi Tax Free Reserves, Citi Connecticut Tax Free Reserves, Citi California Tax Free Reserves, Citi New York Tax Free Reserves of the CitiFunds Trust III (collectively "Funds") as of August 31, 2001, including the schedule of investments of the U.S. Treasury Reserves portfolio and Tax Free Reserves Portfolio, Citi Connecticut Tax Free Reserves, Citi California Tax Free Reserves, Citi New York, and the related statements of operations, changes in net assets and the financial highlights for each of the Funds for the year then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.


                                                                  KPMG LLP

New York, New York
December 21, 2001